                                                                       Exhibit 2


                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "AGREEMENT"), made and entered into this 21st day of December, 1999, by and among The Bank of Kentucky Financial Corporation, a bank holding company incorporated under the laws of Kentucky (hereinafter referred to as "BKFC"); The Bank of Kentucky, Inc., a state bank incorporated under the laws of Kentucky (hereinafter referred to as the "BANK"); Fort Thomas Financial Corporation, a savings and loan holding company incorporated under the laws of Ohio (hereinafter referred to as "FTFC"); and Fort Thomas Savings Bank, FSB, a federal savings bank incorporated under the laws of the United States (hereinafter referred to as "FSB");

                                   WITNESSETH:

         WHEREAS, the authorized capital of BKFC consists of 15,000,000 shares of stock, each without par value, 5,286,575 of which are issued and outstanding;

         WHEREAS, the authorized capital of the BANK consists of 500,000 shares of stock, $5.00 par value per share, 100 of which are issued and outstanding and are owned of record by BKFC;

         WHEREAS, the authorized capital of FTFC consists of 4,000,000 common shares, par value $.01 per share, 1,573,775 of which are issued and 1,474,321 of which are outstanding, and 1,000,000 preferred shares, par value $.01 per share, none of which is issued or outstanding;

         WHEREAS, the authorized capital of FSB consists of 10,000,000 shares of common stock, $.01 par value per share, 100 of which are issued and outstanding and held of record by FTFC; and

         WHEREAS, the Boards of Directors of BKFC, the BANK, FTFC and FSB believe that the merger of FTFC with and into BKFC and the subsequent merger of FSB with and into the BANK are in the best interests of each of them and their shareholders;


         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, BKFC, the BANK, FTFC and FSB, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE

                                   THE MERGER

         SECTION 1.01. MERGER OF FTFC AND BKFC. (a) In accordance with the terms and subject to the conditions of this AGREEMENT, Chapter 1701 of the Ohio Revised Code (hereinafter referred to as the "ORC") and Chapter 271B of the Kentucky Revised Statutes (hereinafter referred to as the "KRS"), FTFC shall merge with and into BKFC at the BKFC EFFECTIVE TIME (hereinafter defined); BKFC shall be the continuing, surviving and resulting corporation in the merger of FTFC with and into BKFC (hereinafter referred to as the "BKFC MERGER SURVIVOR"); BKFC shall continue to exist as a bank holding company incorporated under the laws of Kentucky; and BKFC shall be the only one of BKFC and FTFC to continue its separate corporate existence after the BKFC EFFECTIVE TIME.

                  (b) The name of the BKFC MERGER SURVIVOR in the merger of FTFC with and into BKFC (hereinafter referred to as the "BKFC MERGER") shall be "The Bank of Kentucky Financial Corporation" and the principal office and the registered office of the BKFC MERGER SURVIVOR shall be located at 1065 Burlington Pike, Florence, Kentucky 41042.

                  (c) The purposes for which the BKFC MERGER SURVIVOR shall be formed shall be identical to the purposes for which BKFC was formed.

                  (d) The authorized capital of the BKFC MERGER SURVIVOR shall consist of 15,000,000 shares of stock, each without par value.

                  (e) The Articles of Incorporation of BKFC, as amended, shall be the Articles of Incorporation, as amended, of the BKFC MERGER SURVIVOR until amended in accordance with law.

                  (f) The Bylaws of BKFC at the BKFC EFFECTIVE TIME shall be the Bylaws of the BKFC MERGER SURVIVOR until amended in accordance with law.

                  (g) After the BKFC EFFECTIVE TIME, the persons identified on the schedule attached hereto as Exhibit A shall be the officers and directors of the BKFC MERGER SURVIVOR, each to hold office in accordance with applicable law and regulations.

                  (h) At and after the BKFC EFFECTIVE TIME, the BKFC MERGER SURVIVOR consents to be sued and served with process in the State of Ohio and irrevocably appoints the Secretary of State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the BKFC MERGER SURVIVOR any obligation of FTFC or to enforce the rights of any DISSENTING SHAREHOLDER (hereinafter defined).

                  (i) Robert W. Zapp, whose address is 1065 Burlington Pike, Florence, Kentucky 41042, a natural person and resident of Boone County, Kentucky, the county in which the registered office of the BKFC MERGER SURVIVOR is to be located, shall be the statutory agent in Kentucky upon whom any process, notice or demand against FTFC, BKFC or the BKFC MERGER SURVIVOR may be served.

         SECTION 1.02. MERGER OF FSB AND THE BANK. (a) In accordance with the terms and subject to the conditions of this AGREEMENT, Chapter 271B of the KRS and Section 552.13 of the Regulations of the Office of Thrift Supervision (hereinafter referred to as the "OTS"), FSB shall merge with and into the BANK at the BANK EFFECTIVE TIME (hereinafter defined); the BANK shall be the continuing, surviving and resulting corporation in the merger of FSB with and into the BANK (hereinafter referred to as the "BANK MERGER SURVIVOR"); the BANK shall continue to exist as a state bank incorporated under the laws of Kentucky; and the BANK shall be the only one of FSB and the BANK to continue its separate corporate existence after the BANK EFFECTIVE TIME.

                  (b) The name of the BANK MERGER SURVIVOR in the merger of FSB with and into the BANK (hereinafter referred to as the "BANK MERGER") shall be "The Bank of Kentucky, Inc."

                  (c) The purposes for which the BANK MERGER SURVIVOR shall be formed shall be identical to the purposes for which the BANK was formed.

                  (d) The authorized capital of the BANK MERGER SURVIVOR shall consist of 500,000 shares of stock, $5.00 par value per share.

                  (e) The Articles of Incorporation and Bylaws of the BANK, as in effect immediately before the BANK EFFECTIVE TIME, shall be the Articles of Incorporation and Bylaws of the BANK MERGER SURVIVOR after the BANK EFFECTIVE TIME until amended in accordance with law.

                  (f) After the BANK EFFECTIVE TIME, the persons identified on the schedule attached hereto as Exhibit B shall be the officers and directors of the BANK MERGER SURVIVOR, each to hold office in accordance with applicable law and regulations.

                  (g) After the BANK EFFECTIVE TIME, the offices of the BANK and FSB at the locations listed on the schedule attached hereto as Exhibit C shall be the offices of the BANK MERGER SURVIVOR.

                  (h) Robert W. Zapp, whose address is 1065 Burlington Pike, Florence, Kentucky 41042, a natural person and resident of Boone County, the county in which the registered office of the BANK MERGER SURVIVOR is to be located, shall be the statutory agent in Kentucky upon whom any process, notice or demand against FSB, the BANK or the BANK MERGER SURVIVOR may be served.

         SECTION 1.03. CLOSING AND EFFECTIVE TIMES. (a) The closing of the transactions contemplated by this AGREEMENT (hereinafter referred to as the "CLOSING") shall take place at a time and on a date selected mutually by BKFC and FTFC following the satisfaction or waiver of the last of the conditions set forth in Article Seven of this AGREEMENT to be satisfied or waived.

                  (b) On the day of the CLOSING, BKFC and FTFC shall cause (i) Articles of Merger in respect of the BKFC MERGER to be filed with the Secretary of State of the Commonwealth of Kentucky in accordance with Section 271B.11-050 of the KRS and (ii) a Certificate of Merger in respect of the BKFC MERGER to be filed with the Secretary of State of the State of Ohio in accordance with Chapter 1701 of the ORC. The BKFC MERGER shall become effective at 11:58 p.m. on the date of such filings or on such later date as may be set forth in such Articles of Merger and Certificate of Merger (herein referred to as the "BKFC EFFECTIVE TIME").

                  (c) On the day of the CLOSING, the BANK and FSB shall cause Articles of Merger in respect of the BANK MERGER to be filed with the Secretary of State of the Commonwealth of Kentucky in accordance with Section 271B.11-050 of the KRS. The BANK MERGER shall become effective at 11:59 p.m. on the date of such filing or on such later date as may be set forth in such Articles of Merger (herein referred to as the "BANK EFFECTIVE TIME").

         SECTION 1.04. STRUCTURE. In the event that BKFC elects in its sole discretion to change the structure of the BANK MERGER in a manner by which FSB will be merged with an interim federal savings bank formed by BKFC as a wholly owned subsidiary of BKFC and will survive such merger, FTFC and FSB shall enter into an amendment of this AGREEMENT with BKFC and the BANK to provide for such change in structure.


                                   ARTICLE TWO

                         CONVERSION AND CANCELLATION OF
                  SHARES IN THE BKFC MERGER AND THE BANK MERGER

         SECTION 2.01. CONVERSION AND CANCELLATION OF SHARES. (a) At the BKFC EFFECTIVE TIME and as a result of the BKFC MERGER, automatically and without further act of BKFC, FTFC or the holders of FTFC common shares or BKFC shares of stock, the following shall occur:

                           (i) Each outstanding FTFC common share shall be cancelled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.02 of this AGREEMENT, to receive .5645 share of BKFC stock (hereinafter referred to as the "EXCHANGE RATE"); provided, however, that in the event of the payment by BKFC of any stock dividends, stock splits or distributions in, or combinations or subdivisions of, BKFC shares of stock between the date of this AGREEMENT and the BKFC EFFECTIVE TIME, the EXCHANGE RATE shall be adjusted appropriately;

                           (ii) Each of the options to purchase 21,406 FTFC common shares at an exercise price of $6.91 per share which was granted pursuant to the STOCK OPTION PLANS (hereinafter defined) and which does not vest until January 29, 2001 (hereinafter collectively referred to as the "$6.91 UNVESTED OPTIONS"), shall be canceled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.02 of this AGREEMENT, to receive from BKFC an option to purchase for $12.24 per share a number of BKFC shares of stock equal to the product of (I) the number of FTFC common shares subject to the $6.91 UNVESTED OPTIONS of each such holder, multiplied by (II) the EXCHANGE RATE; provided, however, that each such option shall be granted by BKFC subject to the terms and upon the conditions of a stock option agreement in the form of the Stock Option Award Agreement attached hereto as Exhibit D (hereinafter referred to as the "STOCK OPTION AWARD AGREEMENT");

                           (iii) Each of the options to purchase 1,264 FTFC common shares at an exercise price of $12.82 per share which was granted pursuant to the STOCK OPTION PLANS (hereinafter defined) and which vests on and after January 29, 2001 (hereinafter collectively referred to as the "$12.82 UNVESTED OPTIONS"), shall be canceled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.02 of this AGREEMENT, to receive from BKFC an option to purchase for $22.71 per share a number of BKFC shares of stock equal to the product of (I) the number of FTFC common shares subject to the portion of the $12.82 UNVESTED OPTIONS which vests on January 29, 2001 of each such holder, multiplied by (II) the EXCHANGE RATE; provided, however, that each such option shall be granted by BKFC subject to the terms and upon the conditions of a STOCK OPTION AWARD AGREEMENT;

                           (iv) Each issued FTFC common share which is not outstanding and which is held in the FTFC treasury shall be cancelled and extinguished; and

                           (v) The outstanding shares of stock of BKFC before the BKFC EFFECTIVE TIME shall remain issued and outstanding after the BKFC EFFECTIVE TIME as shares of stock of the BKFC MERGER SURVIVOR.

                  (b) At the BANK EFFECTIVE TIME and as a result of the BANK MERGER, automatically and without further act of the BANK, FSB, BKFC or FTFC,
(i) each share of common stock of FSB shall be cancelled and extinguished and
(ii) the shares of stock of the BANK issued and outstanding immediately before the BANK EFFECTIVE TIME shall be and constitute the issued and outstanding shares of the BANK MERGER SURVIVOR immediately after the BANK EFFECTIVE TIME.

         SECTION 2.02. SHARE CERTIFICATES IN THE BKFC MERGER AND THE BANK MERGER. (a) As soon as practicable after the BKFC EFFECTIVE TIME, BKFC shall mail to each holder of record of FTFC common shares a form letter of transmittal and instructions for use in effecting the surrender for exchange of the certificates evidencing the FTFC common shares cancelled and extinguished as a result of the BKFC MERGER (hereinafter referred to collectively as the "CERTIFICATES" and individually as the "CERTIFICATE"). Upon surrender of a CERTIFICATE for cancellation, together with such letter of transmittal, duly executed, the holder of such CERTIFICATE shall be entitled to receive in exchange therefor a certificate evidencing the BKFC shares of stock to which the holder is entitled in accordance with the provisions of this AGREEMENT, and the CERTIFICATE so surrendered shall thereafter be cancelled forthwith.

                   (b) In the event that any holder of FTFC common shares cancelled and extinguished in accordance with this AGREEMENT is unable to deliver the CERTIFICATE which evidences such shares of the holder, BKFC, in the absence of actual notice that any shares theretofore evidenced by any such CERTIFICATE have been acquired by a bona fide purchaser, shall deliver to such holder the amount to which such holder is entitled in accordance with the provisions of this AGREEMENT upon the presentation of all of the following:

                           (i) Evidence to the reasonable satisfaction of BKFC that any such CERTIFICATE has been lost, wrongfully taken or destroyed;

                           (ii) Such security or indemnity as may be reasonably requested by BKFC to indemnify and hold BKFC harmless; and

                           (iii) Evidence to the reasonable satisfaction of BKFC that such person is the owner of the shares theretofore represented by each CERTIFICATE claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such CERTIFICATE for exchange pursuant to this AGREEMENT.

                  (c) In the event that the issuance of BKFC shares of stock or payment in lieu of fractional shares in accordance with this AGREEMENT is to be made to a person other than the person in whose name the CERTIFICATE surrendered is registered, the CERTIFICATE so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such issuance or payment shall pay any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder of the CERTIFICATE surrendered or establish to the satisfaction of BKFC that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.02, each CERTIFICATE shall represent for all purposes the right to receive the number of whole BKFC shares of stock and cash in lieu of fractional shares as determined pursuant to this AGREEMENT.

                  (d) No dividends or other distributions declared after the BKFC EFFECTIVE TIME with respect to BKFC shares of stock and payable to the holders of record thereof after the BKFC EFFECTIVE TIME shall be paid to the holder of any unsurrendered CERTIFICATE until the holder thereof shall surrender such CERTIFICATE. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a CERTIFICATE, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to BKFC shares of stock represented by such CERTIFICATE.

                  (e) Each holder of a $6.91 UNVESTED OPTION and each holder of a $12.82 UNVESTED OPTION (hereafter referred to collectively as the "UNVESTED OPTIONS") shall surrender to BKFC at the BKFC EFFECTIVE TIME the agreement(s) in respect of such UNVESTED OPTION and shall enter into a STOCK OPTION AWARD AGREEMENT with BKFC.

                  (f) No certificates or scrip representing fractional shares of BKFC shares of stock shall be issued upon the surrender for exchange of CERTIFICATES and no option to purchase fractional shares of BKFC stock shall be issued upon cancellation of UNVESTED OPTIONS. No dividend or distribution with respect to BKFC shares of stock shall be payable on or with respect to any such fractional shares and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a BKFC shareholder. In lieu of any such fractional share, BKFC shall pay to each former holder of FTFC common shares or UNVESTED OPTIONS who otherwise would be entitled to receive a fraction of a BKFC share of stock, or option in respect thereof, an amount in cash equal to the product of (i) the market price of a share of stock of BKFC on the day of the BKFC EFFECTIVE TIME, multiplied by (ii) such fraction.

                  (g) As soon as practicable after the BANK EFFECTIVE TIME, the certificate(s) evidencing the FSB shares of common stock cancelled and extinguished as a result of the BANK MERGER shall be surrendered to BKFC for cancellation. At and after the BANK EFFECTIVE TIME, the certificate(s) evidencing the outstanding shares of stock of the BANK before the BANK EFFECTIVE TIME shall evidence the outstanding shares of stock of the BANK MERGER SURVIVOR after the BANK EFFECTIVE TIME.

         SECTION 2.03. COMPLIANCE WITH SECTION 2.02. No BKFC shares of stock or payment in lieu of fractional shares shall be delivered by BKFC to any former holder of FTFC common shares in accordance with this AGREEMENT until any such holder shall have complied with paragraphs (a) through (e) of Section 2.02 of this AGREEMENT.

         SECTION 2.04. PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of CERTIFICATES pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such CERTIFICATES.

        SECTION 2.05. NO FURTHER REGISTRATION OF TRANSFER. After the BKFC EFFECTIVE TIME, there shall be no further registration of transfer of FTFC common shares on the stock transfer books of FTFC. In the event that, after the BKFC EFFECTIVE TIME, CERTIFICATES evidencing such shares are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

         SECTION 2.06. DISSENTING SHARES. Notwithstanding anything in this AGREEMENT to the contrary, the FTFC common shares which are outstanding immediately before the BKFC EFFECTIVE TIME and which are held by shareholders who shall not have voted such shares in favor of this AGREEMENT, who shall have delivered to BKFC or FTFC a written demand for appraisal of such shares in the manner provided in Section 1701.85 of the ORC and who shall have otherwise complied fully with all of the requirements of Section 1701.85 of the ORC shall not be converted into or be exchangeable for the right to receive the consideration provided in this AGREEMENT; provided, however, that (a) each of such shares (herein referred to as the "DISSENTING SHARES") shall nevertheless be cancelled and extinguished in accordance with this AGREEMENT; (b) the holder of DISSENTING SHARES, upon full compliance with the requirements of Section 1701.85 of the ORC, shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 1701.85 of the ORC; and (c) in the event (i) any holder of DISSENTING SHARES shall subsequently withdraw such holder's demand for appraisal of such shares within sixty days after the BKFC EFFECTIVE TIME or shall fail to establish such holder's entitlement to appraisal rights in accordance with Section 1701.85 of the ORC, or (ii) any holder of DISSENTING SHARES has not filed a petition demanding a determination of the value of such shares within the period provided in Section 1701.85 of the ORC, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the consideration provided in this AGREEMENT.

         SECTION 2.07. SEPARATE EXISTENCE. (a) At and after the BKFC EFFECTIVE TIME, the separate existence of FTFC shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the BKFC MERGER SURVIVOR, the officers of BKFC and FTFC shall execute, acknowledge and deliver such instruments and do such acts.

                  (b) At and after the BANK EFFECTIVE TIME, the separate existence of FSB shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the BANK MERGER SURVIVOR, the officers of the BANK and FSB shall execute, acknowledge and deliver such instruments and do such acts.

         SECTION 2.08. PROPERTY. (a) At and after the BKFC EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, chooses in action, rights and credits owned by BKFC and FTFC at the BKFC EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the BKFC MERGER SURVIVOR, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by BKFC and FTFC before the BKFC EFFECTIVE TIME. The BKFC MERGER SURVIVOR shall be deemed to be and shall be a continuation of the entity and identity of BKFC. All of the rights and obligations of BKFC or FTFC shall not revert or in any way be impaired by reason of the BKFC MERGER. Any claim existing, or action or proceeding pending, by or against either BKFC or FTFC, may be prosecuted to judgment with right of appeal as if the BKFC MERGER had not taken place or the BKFC MERGER SURVIVOR may be substituted in its place.

                  (b) At and after the BANK EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, chooses in action, rights and credits owned by BANK and FSB at the BANK EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the BANK MERGER SURVIVOR, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by the BANK and FSB before the BANK EFFECTIVE TIME. The BANK MERGER SURVIVOR shall be deemed to be and shall be a continuation of the entity and identity of the BANK. All of the rights and obligations of the BANK or FSB shall not revert or in any way be impaired by reason of the BANK MERGER. Any claim existing, or action or proceeding pending, by or against either the BANK or FSB, may be prosecuted to judgment with right of appeal as if the BANK MERGER had not taken place or the BANK MERGER SURVIVOR may be substituted in its place.

         SECTION 2.09. CREDITOR'S RIGHTS. (a) At and after the BKFC EFFECTIVE TIME, all the rights of creditors of each of BKFC and FTFC shall be preserved unimpaired, and all liens upon the property of BKFC and FTFC shall be preserved unimpaired on only the property affected by any such lien immediately before the BKFC EFFECTIVE TIME.

                  (b) At and after the BANK EFFECTIVE TIME, all the rights of creditors of each of the BANK and FSB shall be preserved unimpaired, and all liens upon the property of the BANK and FSB shall be preserved unimpaired on only the property affected by any such lien immediately before the BANK EFFECTIVE TIME.

         SECTION 2.10. DEPOSITS. (a) At the BANK EFFECTIVE TIME and as a result of the BANK MERGER, each FSB savings deposit or other account then existing shall, automatically and without further act of the BANK or FSB or the holder thereof, be cancelled and extinguished. In substitution and exchange for each FSB passbook savings deposit so cancelled and extinguished, the holder thereof shall automatically receive from the BANK MERGER SURVIVOR a passbook savings account with a beginning balance equal in dollar amount to the dollar amount of the FSB passbook savings deposit account so cancelled and extinguished and otherwise on the same terms as other passbook savings accounts accepted by the BANK at the BANK EFFECTIVE TIME. In substitution for each FSB savings deposit, other than a passbook savings deposit, so cancelled and extinguished, the holder thereof shall automatically receive from the BANK MERGER SURVIVOR a savings account with a beginning balance equal in dollar amount to the dollar amount of the FSB savings deposit account so cancelled and extinguished and otherwise having the same terms as the FSB savings deposit so cancelled and extinguished.

                  (b) The holder of each FSB savings deposit or other account cancelled and extinguished in accordance with Section 2.10(a) of this AGREEMENT shall forthwith be entered on the records of the BANK MERGER SURVIVOR as the holder of an appropriate savings deposit or other account in an amount determined as provided in Section 2.10(a) and, until Section 2.10(c) of this AGREEMENT shall have been complied with, each passbook, certificate of deposit or other document issued by FSB and evidencing a valid and binding FSB savings deposit or other document shall be deemed, for all purposes, to evidence a savings deposit or other like account of the BANK MERGER SURVIVOR.

                  (c) Each person who, as a result of the BANK MERGER, holds a passbook, certificate of deposit or other document issued by FSB which theretofore evidenced a FSB savings deposit or other account shall surrender each such passbook, certificate or other document to the BANK MERGER SURVIVOR. Upon such surrender, the BANK MERGER SURVIVOR shall deliver in substitution therefor an account book or other document evidencing the savings deposit or other account received by such person in accordance with Section 2.10(c) of this AGREEMENT.


                                  ARTICLE THREE

                 REPRESENTATIONS AND WARRANTIES OF FTFC AND FSB

         FTFC and FSB jointly and severally represent and warrant to BKFC and the BANK that each of the following is true and accurate in all material respects:

         SECTION 3.01. ORGANIZATION AND STANDING. (a) FTFC is a corporation duly organized, validly existing and in good standing under the laws of Ohio; is duly registered with the OTS as a savings and loan holding company; and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. Except as set forth in Section 3.01(a) of the schedule delivered by FTFC to BKFC on December 20, 1999 (hereinafter referred to as the "DISCLOSURE SCHEDULE"), FTFC is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the Securities and Exchange Commission (hereinafter referred to as the "SEC"), the OTS and the Federal Deposit Insurance Corporation (hereinafter referred to as the "FDIC"). Except for the ownership of the outstanding shares of FSB, FTFC is not engaged in any business and does not own any real or other personal property.

                  (b) FSB is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States; has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted; and is a member of the Federal Home Loan Bank of Cincinnati (hereinafter referred to as the "FHLB of Cincinnati"). The savings accounts and deposits of FTFC are insured up to applicable limits by the FDIC. Except as set forth in
Section 3.01(b) of the

DISCLOSURE SCHEDULE, FSB is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the OTS and the FDIC.

         SECTION 3.02. QUALIFICATION. Each of FTFC and FSB is either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of either of FTFC or FSB.

         SECTION 3.03. AUTHORITY. (a) Subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the BKFC MERGER and the BANK MERGER, by the OTS, by FTFC, as the sole shareholder of FSB, and by the requisite vote of the FTFC shareholders, (i) each of FTFC and FSB has all of the requisite corporate power and authority to enter into this AGREEMENT and to perform all of its obligations hereunder; (ii) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each of FTFC and FSB; and (iii) this AGREEMENT is the valid and binding agreement of each of FTFC and FSB, enforceable against each of FTFC and FSB in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by each of FTFC and FSB.

         SECTION 3.04. GOVERNING DOCUMENTS. FTFC and FSB have delivered to BKFC true and accurate copies of the Articles of Incorporation and Code of Regulations of FTFC and the Charter and Bylaws of FSB and have granted BKFC access to all records of all meetings and other corporate actions by the shareholders, Boards of Directors and Committees of the Boards of Directors of FTFC and FSB. The minute books of FTFC and FSB contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the FTFC and FSB shareholders, Boards of Directors and Committees of the Boards of Directors.

         SECTION 3.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby, including the BKFC MERGER and the BANK MERGER, will not, (a) subject to the approval of this AGREEMENT and the BKFC MERGER by FTFC, as the sole shareholder of FSB, and by the requisite vote of the FTFC shareholders, conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Code of Regulations of FTFC or the Charter or Bylaws of FSB; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either FTFC or FSB is a party or by which FTFC, FSB or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which either FTFC or FSB is a party or by which FTFC, FSB or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations or financial condition of FTFC and FSB, taken as a whole; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of either FTFC or FSB or give rise to any meritorious cause of action against either FTFC or FSB; or, (e) subject to the approval of this AGREEMENT by the OTS, by FTFC, as the sole shareholder of FSB, and by the requisite vote of the FTFC shareholders, violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the OTS and the FDIC.

         SECTION 3.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by FTFC or FSB in connection with the execution and delivery of this AGREEMENT by FTFC or FSB or the consummation by FTFC or FSB of the transactions contemplated hereby, including the BKFC MERGER and the BANK MERGER, except for filings, authorizations, consents or approvals required by the SEC, the OTS and the Ohio Secretary of State.

         SECTION 3.07. FTFC AND FSB SHARES. (a) (i) The authorized capital of FTFC consists of 4,000,000 common shares, $.01 par value per share, 1,573,775 of which are issued and 1,474,321 of which are outstanding and held of record by approximately 650 shareholders, and 1,000,000 preferred shares, $.01 par value per share, none of which is issued or outstanding. All of the issued and outstanding common shares of FTFC are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any depositor of FSB or shareholder of FTFC. FTFC has no outstanding class of capital stock other than such common shares.

                           (ii) Except for the options to purchase for $6.91 per
share an aggregate of 107,016 common shares of FTFC granted to two FSB employees and to four FTFC directors and options to purchase for $12.82 an aggregate of 3,148 common shares of FTFC granted to four FTTC directors in accordance with the 1996 FTFC Key Employee Stock Compensation Program and the 1996 FTFC Directors Stock Option Plan (hereinafter referred to as the "STOCK OPTION PLANS"), there are no outstanding subscription rights, options, conversion rights, warrants or other agreements, plans or commitments of any nature whatsoever (either firm or conditional) obligating FTFC (I) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting FTFC from selling any additional FTFC common shares or any FTFC preferred shares, or (II) to grant, extend or enter into any such agreement, plan or commitment. The STOCK OPTION PLANS were approved by the holders of the requisite majority of outstanding common shares of FTFC on January 29, 1996, and have not been amended since the date of such approval. Of the options to purchase an aggregate of 110,164 common shares of FTFC granted under the terms and subject to the conditions of the STOCK OPTION PLANS, options to purchase 65,460 are vested on the date hereof and are exercisable in accordance with the terms and subject to the conditions of the STOCK OPTION PLANS; options to purchase 22,034 will vest on January 29, 2000, and will thereafter be exercisable in accordance with the terms and subject to the conditions of the STOCK OPTION PLANS; options to purchase 22,038 will vest on January 29, 2001, and will not be exercisable in accordance with the terms and subject to the conditions of the STOCK OPTION PLANS until January 29, 2001; and options to purchase 632 will vest on January 29, 2002, and will not be exercisable in accordance with the terms and subject to the conditions of the STOCK OPTION PLANS until January 29, 2002. Options to purchase 47,214 FTFC are reserved for issuance under the STOCK OPTION PLANS and have not been granted. Except as set forth in this Section 3.07, no stock appreciation rights or other grants or awards have been issued, granted or awarded under the STOCK OPTION PLANS.

                           (iii) The 1996 FTFC Management Recognition Plan for
Officers and Trust Agreement and the 1996 FTFC Management Recognition Plan for Directors and Trust Agreement (hereinafter referred to as the "MRPs"), were approved by the holders of the requisite majority of outstanding common shares of FTFC on January 29, 1996, and have not been amended since the date of such approval. In accordance with the terms of the MRPs, an aggregate of 62,951 common shares of FTFC was purchased in open market transactions by the trustees of the MRPs between February 23, and May 23, 1996. Of such 62,951 common shares, an aggregate of 44,068 common shares of FTFC has been awarded to two FSB employees and to four FTFC directors (hereinafter collectively referred to as the "MRP PARTICIPANTS"), 26,182 of which have vested and have been distributed to the MRP PARTICIPANTS; 8,814 of which are scheduled to vest on January 29, 2000, immediately after which they will be distributed to the MRP PARTICIPANTS; 8,814 of which are scheduled to vest on January 29, 2001; and 252 of which are scheduled to vest on January 29, 2002. In the event the BKFC EFFECTIVE TIME occurs before January 29, 2001, none of the MRP PARTICIPANTS, nor any other person or entity, will have any right to receive, or any claim in respect of, the 8,814 common shares of FTFC which are scheduled to vest under the MRPs on January 29, 2001, or any earnings thereon, or the 252 common shares of FTFC which are scheduled to vest under the MRPs on January 29, 2002, or any earnings thereon. Awards in respect of 18,885 FTFC common shares owned of record by the MRPs have not been made and none of the MRP PARTICIPANTS have any right to receive, or any claim in respect of, any or all of such 18,885 common shares or any earnings thereon.

                           (iv) The FTFC Employee Stock Ownership Plan
(hereinafter referred to as the "ESOP") owns of record 122,098 common shares of FTFC, 83,430 of which have been allocated to the accounts of ESOP participants and 38,668 of which are unallocated. The outstanding balance of the loan obtained by the ESOP from FTFC to purchase the FTFC common shares owned of record by the ESOP equaled $387,000 on the date hereof.

                  (b) The authorized capital of FSB consists of 10,000,000 common shares, $.01 par value per share, 100 of which are issued and outstanding and held of record by FTFC, and 5,000,000 preferred shares, $.01 par value per share, none of which is issued or outstanding. All of the outstanding common shares of FSB are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any depositor or shareholder of FSB. FSB has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating FSB (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting FSB from selling any additional FSB shares, or (ii) to grant, extend or enter into any such agreement or commitment.

         SECTION 3.08. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition as of September 30, 1999 and 1998, of FTFC and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by VonLehman & Company, Inc., certified public accountants, complete copies of which have previously been delivered to BKFC (hereinafter referred to as the "AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of FTFC at such dates and the consolidated results of its operations and cash flows for such periods. FTFC has delivered to BKFC all of the correspondence from VonLehman & Company, Inc., to FTFC, FSB or their Boards of Directors or management, relating to or in respect of the examinations and reports of VonLehman & Company, Inc., on the consolidated financial statements of FTFC as of and for the years ended September 30, 1999, 1998 and 1997, including, but not limited to all correspondence and other documentation in respect of management, policies and internal controls.

                  (b) The unaudited balance sheet as of November 30, 1999, of FTFC and the related unaudited income statement for the two months then ended, complete copies of which have previously been delivered to BKFC (hereinafter referred to as the "INTERIM FINANCIALS"), fairly present the financial position of FTFC at such date and the results of its operations for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the INTERIM FINANCIALS have been made.

                  (c) The Thrift Financial Reports of FSB for the three-month periods ended March 31, June 30 and September 30, 1999, together with the schedules and supplements attached thereto, each as filed with the OTS and copies of which were previously delivered to BKFC by FTFC (hereinafter referred to as the "TFRs"), have been prepared in accordance with accounting practices permitted by the OTS applied on a consistent basis, are true, complete and correct in all material respects and fairly present the financial position of FSB at such dates.

                  (d) Except as disclosed in the INTERIM FINANCIALS, the TFRs and Section 3.08(d) of the DISCLOSURE SCHEDULE, as of November 30, 1999, FTFC had no liabilities or obligations material to the financial condition of FTFC, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

                  (e) The AUDITED FINANCIALS, the INTERIM FINANCIALS and the TFRs did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.09. CONDUCT OF BUSINESSES. Since September 30, 1999, each of FTFC and FSB has conducted its businesses only in the ordinary and usual course, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties or business of FTFC or FSB and, except as set forth in any of the AUDITED FINANCIALS, the INTERIM FINANCIALS, the TFRs or Section 3.09 of the DISCLOSURE SCHEDULE, neither FTFC nor FSB has:

                  (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities or any obligation convertible into or exchangeable for, any shares of its capital stock;

                  (b) Except for a per share dividend in the amount of $.0625 declared on September 20, 1999, and paid on October 15, 1999, declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

                  (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                  (d) Amended the Articles of Incorporation or Code of Regulations of FTFC or the Charter or Bylaws of FSB;

                  (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

                  (f) Mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and payable and such other liens, encumbrances or charges which do not materially adversely affect its financial position;

                  (g) Waived any rights of material value or cancelled any material debts or claims;

                  (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FHLB of Cincinnati, or paid any material liability or obligation (absolute or contingent) other than liabilities and obligations incurred in the ordinary course of business;

                  (i) Experienced any material change in the amount or general composition of its deposit liabilities or its loan portfolio;

                  (j) Entered into or amended any employment contract with any of its officers, increased the compensation payable to any officer or director or any relative of any such officer or director, or become obligated to increase any such compensation, adopted or amended in any material respect any employee benefit plans, severance plan or collective bargaining agreement or made any awards or distributions under any employee benefit plans;

                  (k) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

                  (l) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                  (m) Made any (i) material investment (except investments made in the ordinary course of business) or (ii) material capital expenditure or commitment for any material addition to property, plant or equipment;

                  (n) Taken or permitted any action which would prevent BKFC from accounting for the BKFC MERGER as a "pooling of interests";

                  (o) Authorized or permitted (i) any allocation by the ESOP of any FTFC common shares to the accounts of participants, (ii) any award under the MRPs of FTFC common shares to any person or (iii) any issuance under the STOCK OPTION PLANS of any options, or stock appreciation rights; or

                  (p) Agreed, whether in writing or otherwise, to take any action described in this Section 3.09.

         SECTION 3.10. PROPERTIES. (a) A description of all personal property and fixed assets owned by each of FTFC and FSB is set forth in Section 3.10(a) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "PERSONAL PROPERTY"). All PERSONAL PROPERTY has been maintained in good working order, ordinary wear and tear excepted. Either FTFC or FSB owns and has good title to all of the PERSONAL PROPERTY, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except (i) as set forth in Section 3.10(a) of the DISCLOSURE SCHEDULE, (ii) to the extent stated or reserved against in the AUDITED FINANCIALS or the INTERIM FINANCIALS and (iii) such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

                  (b) The documentation (hereinafter referred to as "LOAN DOCUMENTATION") governing or relating to the loan and credit-related assets (hereinafter referred to as the "LOAN ASSETS") included within the loan portfolio of either FTFC or FSB is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of either FTFC or FSB in accordance with the terms of such LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. The LOAN DOCUMENTATION is in compliance in all material respects with, and each of the loans included within the loan portfolio of either FTFC or FSB has been processed, closed and administered in conformance with, all applicable federal consumer protection statutes and regulations, including without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act. Except as set forth in Section 3.10(b) of the DISCLOSURE SCHEDULE, to the best knowledge of FTFC, no debtor under any of the LOAN DOCUMENTATION has asserted any claim or defense with respect to the subject matter thereof.

                  (c) A description of each parcel of real property owned by either FTFC or FSB is set forth in Section 3.10(c) of the DISCLOSURE SCHEDULE (hereinafter referred to individually as a "PARCEL" and collectively as the "REAL PROPERTIES"). Either FTFC or FSB is the owner of each PARCEL in fee simple and has good and marketable title to each such PARCEL, free of any liens, claims, charges, encumbrances or security interests of any kind, except (i) as set forth in Section 3.10(c) of the DISCLOSURE SCHEDULE, (ii) liens for real estate taxes and assessments not yet delinquent and (iii) utility, access and other easements, rights of way, restrictions and exceptions which have been disclosed to either FTFC or FSB in writing, none of which impair the REAL PROPERTIES for the use and business being conducted thereon.

                  (d) Except as set forth in Section 3.10(d) of the DISCLOSURE SCHEDULE, no party leasing any of the REAL PROPERTIES from either FTFC or FSB is in material default with respect to any of its obligations (including payment obligations) under the governing lease. Neither FTFC nor FSB has received notification from any governmental entity within the two year period immediately preceding the date hereof of contemplated improvements to the REAL PROPERTIES or surrounding area or community by public authority, the costs of which are to be assessed as special taxes against the REAL PROPERTIES in the future.

                  (e) A description of all real property leased by either FTFC or FSB is set forth in Section 3.10(e) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "LEASED REAL PROPERTY"). True and correct copies of all leases in respect of the LEASED REAL PROPERTY (hereinafter referred to as the "REAL PROPERTY LEASES") and all attachments, amendments and addendums thereto have been delivered to BKFC. Except as set forth in Section 3.10(e) of the DISCLOSURE SCHEDULE, the REAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of either FTFC or FSB in all of the LEASED REAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. Each of FTFC and FSB has complied in all material respects with all of the provisions of the REAL PROPERTY LEASES required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the REAL PROPERTY LEASES.

                  (f) A description of all personal property leased by either FTFC or FSB is set forth in Section 3.10(f) of the DISCLOSURE SCHEDULE (hereinafter referred to as the

"LEASED PERSONAL PROPERTY"). True and correct copies of the leases in respect of the LEASED PERSONAL PROPERTY (hereinafter referred to as the "PERSONAL PROPERTY LEASES") and all attachments, amendments and addendums thereto have been delivered to BKFC. Except as set forth in Section 3.10(f) of the DISCLOSURE SCHEDULE, the PERSONAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of either FTFC or FSB in all of the LEASED PERSONAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. Each of FTFC and FSB has complied in all material respects with all of the provisions under the PERSONAL PROPERTY LEASES required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the PERSONAL PROPERTY LEASES.

                  (g) Section 3.10(g) of the DISCLOSURE SCHEDULE contains a complete list of all contracts (hereinafter referred to as the "LOAN SALE CONTRACTS") pursuant to which either FTFC or FSB has sold loans to third party investors at any time within the last twenty-four months. Except as otherwise set forth in Section 3.10(g) of the DISCLOSURE SCHEDULE, (i) no purchaser under any LOAN SALE CONTRACT has requested, or notified either FTFC or FSB that it may be requesting, that either FTFC or FSB repurchase any loan pursuant to the terms of the LOAN SALE CONTRACT and (ii) no facts exist that would require either FTFC or FSB to repurchase any loans previously sold under any LOAN SALE CONTRACT.

         SECTION 3.11. ALLOWANCE FOR LOAN LOSSES. Except as set forth in Section
3.11 of the DISCLOSURE SCHEDULE, there is no loan which was made by either FTFC or FSB and which is reflected as an asset of either FTFC or FSB on the AUDITED FINANCIALS or the INTERIM FINANCIALS that (i) is sixty (60) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss." The allowance for loan losses as reflected on the AUDITED FINANCIALS and the INTERIM FINANCIALS is, in the opinion of FTFC's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

         SECTION 3.12. INVESTMENTS. (a) Section 3.12(a) of the DISCLOSURE SCHEDULE contains (i) a true, accurate and complete list of all investments, other than investments in the LOAN ASSETS and REAL PROPERTIES, owned by either FTFC or FSB (hereinafter referred to as the "INVESTMENTS") as of the date hereof, the name of the registered holder thereof, the location of the certificates therefor or other evidence thereof and any stock powers or other authority for transfer granted with respect thereto and (ii) a true, accurate and complete list of the names of each bank or other depository in which either FTFC or FSB has an account or safe deposit box, including, without limitation, accounts with the FHLB of Cincinnati, and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth in Section 3.12(a) of the DISCLOSURE SCHEDULE, the INVESTMENTS, other than any such investments disposed of in the ordinary course of business prior to the date hereof, are owned by either FTFC or FSB, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind and may be freely disposed of by either FTFC or FSB at any time. Neither FTFC nor FSB is a party to nor has any interest in any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security.

                  (b) Except as set forth in Section 3.12(b) of the DISCLOSURE SCHEDULE, neither FTFC nor FSB owns of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity. Without limiting the generality of the foregoing sentence, neither FTFC nor FSB owns or otherwise controls any subsidiary, other than FTFC's ownership of FSB.

         SECTION 3.13. REPORTS AND RECORDS. (a) Each of FTFC and FSB has filed all reports and maintained all records required to be filed or maintained by it under various rules and regulations of the SEC, the OTS and the FDIC. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) FTFC has delivered to BKFC copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "FTFC SEC FILINGS"):

                           (i) The FTFC Annual Reports on Form 10-K for the fiscal years ended September 30, 1998 and 1997;

                           (ii) The Annual Reports to Shareholders for the fiscal years ended September 30, 1998 and 1997;

                           (iii) The Proxy Statements for use in connection with the 1998 and 1997 Annual Meetings of Shareholders; and

                           (iv) The Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31 and June 30, 1999.

The FTFC SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.14. TAXES. Except as set forth in Section 3.14 of the DISCLOSURE SCHEDULE, each of FTFC and FSB has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by each of FTFC and FSB through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. Neither FTFC nor FSB has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the INTERIM FINANCIALS or which may have accrued since September 30, 1999, in the ordinary course of business. The federal income tax returns of each of FTFC and FSB for all taxable years through and including the year ended September 30, 1995, have been examined by the federal tax authorities or the applicable statute of limitations has expired in respect thereof. No proposed additional taxes, interest or penalties have been asserted by applicable taxing authorities with respect to such years or later years, except for claims which have been fully reserved for in the AUDITED FINANCIALS and the INTERIM FINANCIALS. True copies of the federal, state and local income tax returns of each of FTFC and FSB for each of the two (2) tax years ended September 30, 1998 and 1997 have been delivered to BKFC.

         SECTION 3.15. MATERIAL CONTRACTS. (a) Except as set forth in Section 3.15(a) of the DISCLOSURE SCHEDULE, neither FTFC nor FSB is a party to or bound by any written or oral (i) contract or commitment for capital expenditures in excess of $5,000 for any one project or $10,000 in the aggregate; (ii) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by either FTFC or FSB of an amount exceeding $5,000 in the aggregate or extending for more than six (6) months from the date hereof; (iii) contract or option for the purchase of any property, real or personal; (iv) letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than $10,000; (v) guarantee agreement; (vi) instrument granting any person authority to transact business on behalf of either FTFC or FSB; (vii) contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person or entity (together with "affiliates" of such person or entity) in excess of $50,000 in the aggregate; (viii) employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of either FTFC or FSB; (ix) note, debenture or loan agreement pursuant to which either FTFC or FSB has incurred indebtedness, other than deposit liabilities and advances from the FHLB of Cincinnati; (x) loan participation agreement; (xi) loan servicing agreement; (xii) contract or commitment relating to a real estate development project consisting of the development of more than one single family dwelling; (xiii) commitment to make any acquisition, development or construction loan; (xiv) commitment or agreement to do any of the foregoing; or (xv) other contract, agreement or commitment made outside the ordinary course of business (contracts set forth in Section 3.15 of the DISCLOSURE SCHEDULE are hereinafter collectively referred to as the "CONTRACTS"). FTFC previously delivered to BKFC
(i) all of the CONTRACTS and (ii) all form lending agreements and deposit forms used by either FTFC or FSB in the ordinary course of business.

                  (b) Neither FTFC nor FSB is in material default under any of the contracts or agreements to which either is a party and no claim of such default by any party has been made or is now threatened. There does not exist any event which, with notice or the passing of time or both, would constitute a material default under, or would excuse performance by any party thereto from, any contract or agreement to which either FTFC or FSB is a party.

         SECTION 3.16. INSURANCE. All material properties and operations of each of FTFC and FSB are adequately insured for its benefit. The performance by the officers and employees of each of FTFC and FSB of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

         SECTION 3.17. ACTIONS AND SUITS. (a) Except as set forth in Section 3.17(a) of the DISCLOSURE SCHEDULE, there are no actions, suits or proceedings or investigations pending or, to the knowledge of FTFC, threatened against or affecting the business, operations or financial condition of either FTFC or FSB in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and neither FTFC or FSB has any knowledge of any basis for any such action, suit, proceeding or investigation. Except as set forth in Section 3.17 of the DISCLOSURE SCHEDULE, neither FTFC nor FSB is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                  (b) Except as set forth in Section 3.17(b) of the DISCLOSURE SCHEDULE, there are no actions, suits or proceedings instigated, commenced or contemplated by FTFC or FSB against any person or entity, including, but not limited to, foreclosure actions, suits or proceedings or other actions, suits or proceedings to enforce the rights of FTFC or FSB in collateral which secure loans made by FTFC or FSB or otherwise to collect the outstanding balance of loans made by FTFC or FSB.

         SECTION 3.18. PERMITS AND LICENSES. Each of FTFC and FSB has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for FSB to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

         SECTION 3.19. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.19 of the DISCLOSURE SCHEDULE contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements maintained for the benefit of employees or former employees of either FTFC or FSB (hereinafter collectively referred to as the "PLANS"). Copies of such PLANS, together with copies of (i) the most recent actuarial and financial reports prepared with respect to any qualified plans,
(ii) the most recent annual reports filed with any governmental agency and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan, have been delivered to BKFC.

                  (b) Each PLAN which constitutes an "employee pension plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "CODE"), is and has been administered in material compliance with the applicable provisions of the CODE.

                  (c) Each PLAN which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and each PLAN which constitutes a "group health plan," as defined in
Section 5000(b)(1) of the CODE, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the CODE.

                  (d) Each PLAN which is not an "employee benefit plan," as defined in Section 3(3) of ERISA, is and has been administered in material compliance with its governing documents and with any and all state or federal laws applicable to such PLAN.

                  (e) The market value of assets under each "employee pension plan" (as defined above) which is subject to the provisions of Title IV of ERISA, equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation methods, factors and assumptions applicable to an employee pension plan terminating on the date for determination.

                  (f) FTFC does not maintain any PLAN which provides post-retirement medical, dental or life insurance benefits to any former employee of either FTFC or FSB nor is FTFC obligated to provide any such benefit to any current employee upon his or her retirement.

                  (g) Neither FTFC nor FSB participates in, or has ever been obligated to contribute to, any multiemployer plan as such term is defined in
Section 3(37) of ERISA.

                  (h) Neither FTFC, FSB nor any PLAN maintained by either FTFC or FSB, nor any fiduciary of any such PLAN, has incurred any material liability to the Pension Benefit Guaranty Corporation, the United States Department of Labor or to the Internal Revenue Service (hereinafter referred to as the "IRS") with respect to a PLAN.

                  (i) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by either FTFC or FSB (i) which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the CODE or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations or business of FTFC.

                  (j) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the CODE, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the CODE and the regulations promulgated by the IRS thereunder; and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in Section 54.4975-7 of the regulations promulgated by the IRS.

         SECTION 3.20. ENVIRONMENTAL PROTECTION. (a) Except as set forth in
Section 3.20 of the DISCLOSURE SCHEDULE, (i) each of FTFC, FSB and the FTFC PROPERTY (hereinafter defined) is, and has been at all times, in material compliance with all applicable ENVIRONMENTAL LAWS (hereinafter defined); (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of FTFC or FSB, threatened against either FTFC or FSB or in connection with the FTFC PROPERTY; (iii) no claims have been made or, to the knowledge of FTFC or FSB, threatened at any time against either FTFC or FSB or in connection with the FTFC PROPERTY relating to actual or alleged violation of any ENVIRONMENTAL LAW or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any HAZARDOUS SUBSTANCE (hereinafter defined) and no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of, or exposure to, any HAZARDOUS SUBSTANCE have occurred that could reasonably form the basis of any such claims against either FTFC or FSB or in connection with the FTFC PROPERTY; (iv) no HAZARDOUS SUBSTANCES have been integrated into any FTFC PROPERTY or any component thereof in violation of ENVIRONMENTAL LAWS, or which will in the future require remediation during renovation or demolition, or in such quantities and manner as may or do pose a threat to human health; (v) no portion of any FTFC PROPERTY is located within 2000 feet of (I) a release of HAZARDOUS SUBSTANCES which has been reported or is required to be reported under any ENVIRONMENTAL LAW or (II) the location of any site used, in the past or presently, for the disposal of any HAZARDOUS SUBSTANCES; (vi) the FTFC PROPERTY has not been used for the storage, disposal or treatment of HAZARDOUS SUBSTANCES, has not been contaminated by HAZARDOUS SUBSTANCES, nor has been used for the storage or use of any underground or aboveground storage tanks; and (vii) material permits, registrations and other authorizations necessary for either FTFC or FSB or the FTFC PROPERTY to operate in material compliance with all ENVIRONMENTAL LAWS are currently in force and are identified in Section 3.20 of the DISCLOSURE SCHEDULE.

                  (b) Section 3.20 of the DISCLOSURE SCHEDULE sets forth an accurate and complete list of all outstanding loans of either FTFC or FSB as to which the borrower has submitted to either FTFC or FSB, the borrower or another person is required to submit, or which either FTFC or FSB otherwise has in its possession, any environmental audits, site assessments, analyses, studies or surveys of environmental conditions on any matter. FTFC has made available to BKFC all such documents.

                  (c) As used in Sections 3.20 and 4.17:

                           (i) "FTFC PROPERTY" means all real and personal property now or previously owned, leased, occupied or managed by either FTFC or FSB or any person or entity whose liability for any matter has or may have been related or assumed by FTFC either contractually or by operation of law.

                           (ii) "ENVIRONMENTAL LAWS" means all federal, state, local and other laws, regulations, rules, standards, ordinances, orders, decrees, and judgments relating to pollution, the environment, occupational health and safety, or the protection of human health, all as may be from time to time amended.

                           (iii) "HAZARDOUS SUBSTANCES" means any and all substances or materials which are classified or considered to be hazardous or toxic to human health or the environment under any applicable ENVIRONMENTAL LAWS and shall include, without limitation, any "hazardous substances" as defined in Section 101(14) of CERCLA (42 USC Section 9601(14)) or regulations promulgated thereunder, any "toxic and hazardous substances" as defined in 29 CFR Part 1910, petroleum and its byproducts, asbestos, polychlorinated biphenyls, nuclear fuel or materials, lead and lead-containing substances, and urea-formaldehyde.

         SECTION 3.21. EMPLOYMENT MATTERS. (a) Each of FTFC and FSB is in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, but not limited to, Title VII of the Civil Rights Act of 1964 (as amended by the Equal Employment Opportunity Act of 1972), the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 ET SEQ.,
42 U.S.C. Section 1981, the Older Workers Benefit Protection Act, the Americans with Disabilities Act and the Fair Labor Standards Act; and has not and is not engaged in any unfair labor practice, except where such failure to comply would not have, or such practice would not have, a material adverse effect on the financial condition, results of operations or business of either FTFC or FSB. No unfair labor practice complaint against either FTFC or FSB is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of either FTFC or FSB, threatened against or involving either FTFC or FSB. No representation question exists in respect of the employees of either FTFC or FSB and no labor grievance which might have a material adverse effect upon either FTFC or FSB or the conduct of its businesses is pending or, to the knowledge of FTFC, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against either FTFC or FSB. No collective bargaining agreement is currently being negotiated by either FTFC or FSB. Neither FTFC nor FSB has experienced any material labor difficulty during the last three years.

                  (b) Section 3.21(b) of the DISCLOSURE SCHEDULE sets forth each of the Employment Agreements between either FTFC or FSB and employees of FTFC and FSB (hereafter referred to as the "EMPLOYMENT AGREEMENTS").

         SECTION 3.22. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to BKFC in writing by or on behalf of either FTFC or FSB in connection with the transactions contemplated hereby, including, but not limited to, disclosures and information set forth in the DISCLOSURE SCHEDULE, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.23. PROXY MATERIALS. None of the information relating to FTFC or FSB included in any proxy statement which is to be mailed to the shareholders of FTFC in connection with any meeting of shareholders convened in accordance with Section 6.04 of this AGREEMENT (hereinafter referred to as the "PROXY STATEMENT") will, at the time the PROXY STATEMENT is mailed or at the time of the meeting of shareholders to which the PROXY STATEMENT relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or at the time of the meeting of shareholders to which the PROXY STATEMENT relates, necessary to correct any statement which has become false or misleading.

         SECTION 3.24. BROKERS. All negotiations relating to this AGREEMENT and the transactions contemplated hereby have been carried on without the intervention of any person, other than Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. (hereinafter referred to as "WEBB"), acting on behalf of FTFC or FSB in such manner as to give rise to any valid claim against FTFC or FSB for any broker's or finder's fee or similar compensation. The fee and related compensation payable to WEBB for services related to this AGREEMENT and the transactions contemplated hereby is approximately 1% of the BKFC MERGER value, plus $25,000.

         SECTION 3.25. YEAR 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology owned or leased by either FTFC or FSB (hereinafter referred to as the "FSB SYSTEMS") necessary for either FTFC or FSB to carry on its business as presently conducted and as contemplated to be conducted in the future either (i) are Year 2000 Compliant (hereinafter defined) or (ii) will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the business operations of either FTFC or FSB. For purposes of this
Section 3.25, "Year 2000 Compliant" means that the FSB SYSTEMS are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                  (b) Each of FTFC and FSB has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of either FTFC or FSB to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

                  (c) Each of FTFC and FSB has made inquiry of each of its key suppliers, vendors and customers and has obtained confirmations from all such persons as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, FTFC reasonably believes that all such persons will be or try to become so compliant or make other suitable arrangements so as not to likely cause a material disruption of business.

         SECTION 3.26. PERMISSIBLE ACTIVITIES. FTFC is not engaged in any activity, either directly or indirectly through FSB or through other equity investments, which is not permitted for a bank holding company or its subsidiaries.

                                  ARTICLE FOUR

               REPRESENTATIONS AND WARRANTIES OF BKFC AND THE BANK

         BKFC and the BANK represent and warrant to FTFC and FSB that each of the following is true and accurate in all material respects:

         SECTION 4.01. ORGANIZATION AND STANDING. (a) BKFC is a corporation duly organized, validly existing and in good standing under the laws of Kentucky; is duly registered with the Board of Governors of the Federal Reserve System (hereinafter referred to as the "FRB") as a bank holding company; and has the corporate power and authority to conduct its business and operations as presently conducted. BKFC is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the SEC, the FRB and the FDIC.

                  (b) The BANK is a state bank duly organized, validly existing and in good standing under the laws of Kentucky and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. The savings accounts and deposits of the BANK are insured up to applicable limits by the FDIC. The BANK is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the Commonwealth of Kentucky and the FDIC.

         SECTION 4.02. QUALIFICATION. Each of BKFC and the BANK is either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of BKFC or the BANK.

         SECTION 4.03. AUTHORITY. Subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the BANK MERGER, by the FRB, the OTS and the Department of Financial Institutions of the State of Kentucky (hereafter referred to as the "DEPARTMENT"), (a) each of BKFC and the BANK has all requisite corporate power and authority to enter into this AGREEMENT and to perform its obligations hereunder; (b) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each of BKFC and the BANK; and (c) this AGREEMENT is a valid and binding agreement of each of BKFC and the BANK, enforceable against it in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by each of BKFC and the BANK.

         SECTION 4.04. GOVERNING DOCUMENTS. BKFC has delivered to FTFC true and accurate copies of the Articles of Incorporation, as amended, and Bylaws of BKFC and the Articles of Incorporation and the Bylaws of the BANK and has granted FTFC access to all records of all meetings and other corporate actions occurring before the BKFC EFFECTIVE TIME by the shareholders, Boards of Directors and Committees of the Boards of Directors of BKFC and the BANK. The minute books of BKFC and the BANK contain, in all material respects, complete and accurate records of all meetings and other corporate actions of shareholders, Boards of Directors and Committees of the Boards of Directors.

         SECTION 4.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the approval of the BANK MERGER by the FRB, the OTS and the DEPARTMENT, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation, as amended, or Bylaws of BKFC or the Articles of Incorporation or Bylaws of the BANK; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either BKFC or the BANK is a party or by which either BKFC or the BANK or their property or assets is bound;
(c) require the consent of any party to any agreement or commitment to which either BKFC or the BANK is a party or by which either BKFC or the BANK or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations or financial condition of BKFC and the BANK, taken as a whole; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of either BKFC or the BANK or give rise to any meritorious cause of action against either BKFC or the BANK; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FRB, OTS, or the FDIC.

         SECTION 4.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by either BKFC or the BANK or the consummation by either BKFC or the BANK of the transactions contemplated hereby, except for filings, authorizations, consents or approvals required by the SEC, FRB, the OTS, the Ohio Secretary of State, the Secretary of State of Kentucky and the DEPARTMENT.

         SECTION 4.07. AUTHORIZED CAPITAL OF BKFC. As of the date hereof, the authorized capital of BKFC consists of (a) 15,000,000 common shares, without par value, 5,286,575 of which are issued and outstanding and 113,565 of which are reserved for issuance upon exercise of outstanding stock options (hereinafter referred to as the "BKFC OPTIONS"). All of the outstanding common shares of BKFC are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws; and were not issued in violation of the preemptive right of any shareholder of BKFC. BKFC has no outstanding class of capital stock other than such common shares. Except for the BKFC OPTIONS and as disclosed in writing on the date of this AGREEMENT to FTFC (hereinafter referred to as the "BKFC LETTER"), there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating BKFC to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BKFC from selling any additional BKFC shares, or obligating BKFC to grant, extend or enter into any such agreement or commitment.

         SECTION 4.08. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition as of December 31, 1998 and 1997, of BKFC and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by Crowe Chizek & Company, LLP, certified public accountants, complete copies of which have previously been delivered to FTFC (hereinafter referred to as the "BKFC AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of BKFC at such dates and the results of its operations and cash flows for such periods.

                  (b) The consolidated statement of financial condition as of September 30, 1999, of BKFC and the related consolidated statements of income, shareholders' equity and cash flows for the nine months then ended, complete copies of which have previously been delivered to FTFC (hereinafter referred to as the "BKFC INTERIM FINANCIALS"), fairly present the financial position of BKFC at such date and the results of its operations and cash flows for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the BKFC AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the BKFC INTERIM FINANCIALS have been made.

                  (c) The Call Reports of the Bank for the three month periods ended March 31, June 30 and September 30, 1999, together with the schedules and supplements attached thereto, each as filed with the FDIC and copies of which were previously delivered to FTFC by BKFC (hereinafter referred to as the "CALL REPORTS"), have been prepared in accordance with accounting practices permitted by the FDIC applied on a consistent basis, are true, complete and correct in all material respects and fairly present the financial position of the BANK at such dates.

                  (d) Except as disclosed in the BKFC INTERIM FINANCIALS and the CALL REPORTS, as of September 30, 1999, BKFC had no liabilities or obligations material to the financial condition of the BANK and BKFC taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

                  (e) The BKFC AUDITED FINANCIALS and the BKFC INTERIM FINANCIALS, did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.09. CONDUCT OF BUSINESS. Except as disclosed in the BKFC LETTER, since September 30, 1999, BKFC and the BANK have conducted their business only in the ordinary and usual course and there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties or business of BKFC and the BANK.

         SECTION 4.10. REPORTS AND RECORDS. (a) Each of BKFC and the BANK has filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the SEC, FRB, FDIC and the DEPARTMENT. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of the filing of such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) BKFC has delivered to FTFC copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "BKFC SEC FILINGS"):

                           (i) The BKFC Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1997 and 1996;

                           (ii) The Annual Reports to Shareholders for the fiscal years ended December 31, 1998, 1997 and 1996;

                           (iii) The Proxy Statements for use in connection with the 1998, 1997 and 1996 Annual Meetings of Shareholders; and

                           (iv) The Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, June 30 and September 30, 1999.

The BKFC SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.11. ACTIONS AND SUITS. Except as set forth in the BKFC SEC FILINGS and in the BKFC LETTER, there are no material actions, suits or proceedings or investigations pending or, to the knowledge of BKFC, threatened against or affecting the business, operations or financial condition of BKFC and the BANK in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality and management of BKFC has no knowledge of any basis for any such action, suit, proceeding or investigation. Except as set forth in the BKFC SEC FILINGS and the BKFC LETTER, BKFC and the BANK are not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         SECTION 4.12. PERMITS AND LICENSES. Each of BKFC and the BANK has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for them to conduct their business as presently conducted and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

         SECTION 4.13. TAXES. Except as set forth in the BKFC SEC FILINGS and the BKFC LETTER, each of BKFC and the BANK has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by each of BKFC and the BANK through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. Neither BKFC nor the BANK has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the BKFC INTERIM FINANCIALS or which may have accrued since September 30, 1999, in the ordinary course of business. The federal income tax returns of each of BKFC and the BANK for all taxable years through and including the year ended September 30, 1995, have been examined by the federal tax authorities or the applicable statute of limitations has expired in respect thereof. No proposed additional taxes, interest or penalties have been asserted by applicable taxing authorities with respect to such years or later years, except for claims which have been fully reserved for in the AUDITED FINANCIALS and the BKFC INTERIM FINANCIALS.

         SECTION 4.14. INSURANCE. All material properties and operations of each of BKFC and the BANK are adequately insured for its benefit. The performance by the officers and employees of each of BKFC and the BANK of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

         SECTION 4.15. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to BKFC in writing by or on behalf of either BKFC or the BANK in connection with the transactions contemplated hereby, including, but not limited to, disclosures and information set forth in the BKFC LETTER, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.16 YEAR 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology owned or leased by either BKFC or the BANK (hereinafter referred to as the "BANK SYSTEMS") necessary for either BKFC or the BANK to carry on its business as presently conducted and as contemplated to be conducted in the future either (i) are Year 2000 Compliant or (ii) will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the business operations of either BKFC or the BANK. For purposes of this Section 4.16, "Year 2000 Compliant" means that the BANK SYSTEMS are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                  (b) Each of BKFC and the BANK has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of either BKFC or the BANK to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

                  (c) Each of BKFC and the BANK has made inquiry of each of its key suppliers, vendors and customers and has obtained confirmations from all such persons as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, BKFC reasonably believes that all such persons will be or try to become so compliant or make other suitable arrangements so as not to likely cause a material disruption of business.

         SECTION 4.17 ENVIRONMENTAL PROTECTION. (a) Except as set forth in the BKFC LETTER, (i) each of BKFC, the BANK and the BKFC PROPERTY (hereinafter defined) is, and has been at all times, in material compliance with all applicable ENVIRONMENTAL LAWS; (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of BKFC or the BANK, threatened against either BKFC or the BANK or in connection with the BKFC PROPERTY; (iii) no claims have been made or, to the knowledge of BKFC or the BANK, threatened at any time against either BKFC or the BANK or in connection with the BKFC PROPERTY relating to actual or alleged violation of any ENVIRONMENTAL LAW or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any HAZARDOUS SUBSTANCE and no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of, or exposure to, any HAZARDOUS SUBSTANCE have occurred that could reasonably form the basis of any such claims against either BKFC or the BANK or in connection with the BKFC PROPERTY; (iv) no HAZARDOUS SUBSTANCES have been integrated into any BKFC PROPERTY or any component thereof in violation of ENVIRONMENTAL LAWS, or which will in the future require remediation during renovation or demolition, or in such quantities and manner as may or do pose a threat to human health; (v) no portion of any BKFC PROPERTY is located within 2000 feet of (I) a release of HAZARDOUS SUBSTANCES which has been reported or is required to be reported under any ENVIRONMENTAL LAW or (II) the location of any site used, in the past or presently, for the disposal of any HAZARDOUS SUBSTANCES; (vi) except as set forth in the BKFC LETTER, the BKFC PROPERTY has not been used for the storage, disposal or treatment of HAZARDOUS SUBSTANCES, has not been contaminated by HAZARDOUS SUBSTANCES, nor has been used for the storage or use of any underground or aboveground storage tanks; and
(vii) material permits, registrations and other authorizations necessary for either BKFC or the BANK or the BKFC PROPERTY to operate in material compliance with all ENVIRONMENTAL LAWS are currently in force.

                  (b) As used in this Section 4.17, "BKFC PROPERTY" means all real and personal property now or previously owned, leased, occupied or managed by either BKFC or the BANK or any person or entity whose liability for any matter has or may have been related or assumed by BKFC either contractually or by operation of law.


                                  ARTICLE FIVE

                                    COVENANTS

         SECTION 5.01. CONDUCT OF BUSINESSES. From the date of this AGREEMENT until the BKFC EFFECTIVE TIME, FTFC and FSB:

                  (a) Except with the prior written consent of BKFC, will conduct their businesses only in the ordinary course, in accordance with past practices and policies and in compliance with all applicable statutes, rules and regulations;

                  (b)      Without the prior written consent of BKFC, will not:

                           (i) Authorize the creation or issuance of, issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities of which either FTFC or FSB is the issuer (including, without limitation, the grant of options or stock appreciation rights under the STOCK OPTION PLANS or the award of common shares under the MRPs), or any obligations convertible into or exchangeable for, any shares of its capital stock;

                           (ii) Declare, set aside, pay or make any dividend or other distribution on capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares or enter into any agreement in respect to the foregoing;

                           (iii) Effect any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                           (iv) Amend the Articles of Incorporation or Code of Regulations of FTFC or Charter or Bylaws of FSB;

                           (v) Purchase, sell, assign or transfer any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property;

                           (vi)     Make or commit to make any loan(s)
                                    (including unfunded commitments and lines of credit) to any one person or entity (together with "affiliates" of such person or entity) in excess of $200,000 in the aggregate or in excess of a 90% loan-to-value ratio;

                           (vii) Mortgage, pledge or grant or suffer to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet delinquent, assets pledged as collateral to secure borrowings from the FHLB of Cincinnati and such other liens, encumbrances or charges which do not materially or adversely affect its financial position;

                           (viii) Waive any rights of material value or cancel any material debts or claims;

                           (ix) Incur any material obligation or liability (absolute or contingent), including, without limitation, any tax liability, or pay any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business and borrowings from the FHLB of Cincinnati;

                           (x) Threaten, commence or pursue any legal actions, suits or proceedings in respect of the business, operations or loans of FTFC or FSB;

                           (xi) Cause any material adverse change in the amount or general composition of its deposit liabilities or its loan portfolio;

                           (xii) Enter into or amend any employment contract with any of its officers, increase the compensation payable to any officer or director or any relative of any such officer or director, or be obligated to increase any such compensation, adopt or amend in any material respect any employee benefit plans, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plans not consistent with past practice or custom;

                           (xiii) Acquire any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                           (xiv) Make any (I) material investment (except in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant, or equipment;

                           (xv) Except as set forth in Section 6.12 of this AGREEMENT, permit the allocation by the ESOP of any FTFC common shares to the accounts of participants; or

                           (xvi) Agree, whether in writing or otherwise, to take any action described in this Section 5.01.

         SECTION 5.02. ACQUISITION PROPOSALS. FTFC and FSB shall not, and shall cause the officers, directors, employees and other agents of FTFC and FSB not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than BKFC, or discuss or negotiate with any such person or entity, other than BKFC, any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, FTFC or FSB (hereinafter collectively referred to as "ACQUISITION TRANSACTIONS"); provided, however, that nothing contained in this Section 5.02 shall prohibit FTFC or FSB from furnishing information to, or entering into discussions or negotiations with, any person or entity which makes an unsolicited proposal of an ACQUISITION TRANSACTION if and to the extent that (a) the Board of Directors of FTFC, after consultation with and based upon the written advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of FTFC under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, FTFC provides immediate written notice to BKFC of such action.

         SECTION 5.03. ACCOUNTING POLICIES. Before the BKFC EFFECTIVE TIME and at the request of BKFC, FTFC and FSB shall promptly establish and take such reserves and accruals to conform the loan, accrual and reserve policies of FTFC and FSB to the policies of BKFC and the BANK; shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and shall promptly recognize for financial accounting purposes such expenses of the BKFC MERGER and restructuring charges related to or to be incurred in connection with the BKFC MERGER, to the extent permitted by law and consistent with generally accepted accounting principles.

         SECTION 5.04. FTFC OPTIONS. Neither FTFC nor FSB shall amend the STOCK OPTION PLANS, nor accelerate the vesting of any options granted under the STOCK OPTION PLANS. FTFC shall cause the holders of all of the options which have been granted under the STOCK OPTION PLANS and which have vested on or before the BKFC EFFECTIVE TIME in
                                       34
accordance with the terms thereof to exercise such options before the BKFC EFFECTIVE TIME in accordance with the terms thereof.

         SECTION 5.05. MRPS SHARES. Neither FTFC nor FSB shall amend the MRPs, nor accelerate the vesting of any awards made under the MRPs. Immediately before the EFFECTIVE TIME, FTFC shall cause the Trustees of the MRPs to transfer to FTFC all right, title and interest in and to (a) the 18,885 common shares of FTFC which are owned of record by such Trustees and which have not been awarded under the MRPs (hereinafter referred to as "UNAWARDED MRP SHARES") and (b) the 9,066 common shares of FTFC which are owned of record by such Trustees and which have been awarded to MRP PARTICIPANTS, but in which the MRP PARTICIPANTS will not have a vested interest, or any other right to receive or a claim in respect of (hereinafter referred to as "UNVESTED MRP SHARES"). All dividends paid on UNAWARDED MRP SHARES and UNVESTED MRP SHARES shall be paid to FTFC upon termination of the MRP.

         SECTION 5.06. TREASURY SHARES. On or before the BKFC EFFECTIVE TIME, FTFC shall cause the Board of Directors of FTFC to retire the 127,405 Treasury shares of FTFC, including the 27,951 common shares transferred to FTFC in accordance with Section 5.05 of this AGREEMENT, and to restore such shares to the status of authorized but unissued FTFC common shares.

         SECTION 5.07. AMENDMENTS. Neither FTFC nor FSB shall amend any of the PLANS, including, but not limited to, the ESOP.


                                   ARTICLE SIX

                               FURTHER AGREEMENTS

         SECTION 6.01. APPLICATION FOR APPROVAL OF MERGER. As soon as practicable after the date of this AGREEMENT, FTFC and BKFC shall submit to the FRB, the OTS and the DEPARTMENT such documents as are required by the FRB, the OTS and the DEPARTMENT to be filed in connection with or related to the BKFC MERGER and the BANK MERGER.

         SECTION 6.02. REGISTRATION STATEMENT. (a) BKFC shall, as soon as reasonably practicable, prepare in accordance with the Securities Act of 1933, as amended (hereinafter referred to as the "ACT"), and file with the SEC a Registration Statement in respect of the BKFC shares of stock to be issued to the holders of FTFC common shares in accordance with ARTICLE TWO of this AGREEMENT (hereinafter referred to as the "REGISTRATION STATEMENT"), and shall use all reasonable efforts to have the REGISTRATION STATEMENT, as amended, declared effective by the SEC as promptly as practicable.

                  (b) The information included in the REGISTRATION STATEMENT in respect of BKFC and the BANK will not, at the time the REGISTRATION STATEMENT becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) Within five days before the effective date of the REGISTRATION STATEMENT and within five days before the CLOSING, FTFC shall cause its certified independent accountants to issue to BKFC, and BKFC shall cause its certified independent accountants to issue to FTFC, a letter in form and substance satisfactory to FTFC and BKFC and in relation to the audited and unaudited financial and statistical information set forth in the REGISTRATION STATEMENT.

         SECTION 6.03. AFFILIATES COMPLIANCE WITH THE SECURITIES ACT. (a) Within 30 days after the date of this AGREEMENT, FTFC shall identify to BKFC all persons whom FTFC reasonably believes to be "affiliates," as defined in paragraphs (c) and (d) of Rule 145 under the ACT (hereinafter referred to as the "AFFILIATES"). Thereafter and until the BKFC EFFECTIVE TIME, FTFC shall identify to BKFC each additional person whom it reasonably believes to have thereafter become its AFFILIATE.

                  (b) FTFC shall cause each person who is identified as an AFFILIATE to deliver to BKFC before the BKFC EFFECTIVE DATE a written agreement in the form of the written agreement attached hereto as Exhibit E in which such AFFILIATE confirms that the BKFC shares of stock received by such AFFILIATE in the MERGER shall not be transferable until the expiration of the time period specified in Section 201.01 of the Codification of Financial Reporting Policies of the SEC.

         SECTION 6.04. SPECIAL MEETING OF SHAREHOLDERS. (a) FTFC shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon the AGREEMENT and the transactions contemplated hereby, including the BKFC MERGER. FTFC shall use its reasonable efforts to hold such meetings as soon as practicable following the effective date of the REGISTRATION STATEMENT. The Board of Directors of FTFC shall (i) recommend to the shareholders in the PROXY STATEMENT the approval of this AGREEMENT and the transactions contemplated hereby, including the BKFC MERGER, and the other matters to be submitted to the shareholders in connection therewith, except to the extent that the Board of Directors of FTFC, after consultation with and based upon the written advice of counsel, determines in good faith that such recommendation would breach its fiduciary duties to the shareholders of FTFC under applicable law, and (ii) use their reasonable efforts to obtain the necessary approvals by the shareholders of this AGREEMENT, any amendments hereto, and the transactions contemplated hereby, including the BKFC MERGER.

                  (b) Immediately after the approval of this AGREEMENT by the requisite vote of the FTFC shareholders, FTFC shall approve this AGREEMENT and the transactions contemplated hereby, including the BANK MERGER, as the sole shareholder of FSB.

         SECTION 6.05. ACCESS. Until the BKFC EFFECTIVE TIME, FTFC shall afford to BKFC, and BKFC shall afford to FTFC, and to their respective officers and representatives (including, without limitation, counsel, financial advisers and independent accountants), reasonable access to their properties, personnel, books, records and affairs. Each party shall furnish the other party with such additional financial and operating data and other information as to its businesses and properties as may be reasonably requested. Such access shall include, but shall not be limited to, (i) permitting verification, by audit or otherwise, of any representation or warranty made hereunder; (ii) authorizing release of any information (including the work papers of such independent auditors) and financial consultants; (iii) consistent with applicable regulations or procedures, furnishing regular and special examination reports since the date of this AGREEMENT to the BKFC EFFECTIVE TIME; and (iv) delivering copies of all documents or reports or correspondence filed and any correspondence with any federal regulatory or supervisory agency from the date of this AGREEMENT until the BKFC EFFECTIVE TIME.

         SECTION 6.06. CONFIDENTIALITY. FTFC and BKFC shall hold confidential any information obtained hereunder which is not otherwise public knowledge or ascertainable from public information and all non-public documents (including copies thereof) obtained hereunder by either party from the other party shall be returned to such party.

         SECTION 6.07. PRESS RELEASES. BKFC and FTFC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the BKFC MERGER or the BANK MERGER and shall not issue any such press release or make any such public statement without obtaining the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities association.

         SECTION 6.08. COSTS, EXPENSES AND FEES. (a) Subject to paragraph (b) of this Section 6.08, whether or not the BKFC MERGER is consummated, all costs and expenses incurred in connection with this AGREEMENT, the PROXY STATEMENT, the REGISTRATION STATEMENT and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) In the event that FTFC accepts in any manner an ACQUISITION TRANSACTION at any time before June 30, 2001, FTFC shall pay to BKFC a fee of $900,000 in immediately available federal funds upon the execution of any agreement in respect of an ACQUISITION TRANSACTION.

         SECTION 6.09. REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this AGREEMENT.

         SECTION 6.10. NOTIFICATION OF EVENTS. At all times from the date of this AGREEMENT until the EFFECTIVE TIME, each party shall promptly notify the other in writing of any adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur which might result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this AGREEMENT or of the commencement of any action, suit, proceeding, or investigation against it.

         SECTION 6.11. LIQUIDATION ACCOUNT. The BANK MERGER shall have no effect upon the FSB Liquidation Account which shall be assumed by the BANK at the BANK EFFECTIVE TIME in accordance with 12 C.F.R. Section 563b.3(j).

         SECTION 6.12. ESOP TERMINATION. At or before the BKFC EFFECTIVE TIME, FTFC and FSB shall terminate the ESOP and shall file an Application for Determination with the IRS regarding tax qualification upon termination. No additional contribution shall be made to the ESOP by FTFC, FSB or BKFC, except as necessary to make the minimum required payment under the current exempt loan (hereinafter referred to as the "LOAN") between the ESOP and FTFC; provided, however, that any such contribution shall be deductible by FTFC and FSB under
Section 404 of the CODE and the allocations of such contribution shall otherwise be in compliance with Section 415 of the CODE. All common shares of FTFC held by the Trustee of the ESOP at the BKFC EFFECTIVE TIME shall be exchanged by the Trustee for the number of BKFC shares of stock in accordance with this AGREEMENT. The Trustee for the ESOP shall dispose of shares held in the suspense account of the ESOP for the purpose of retiring the LOAN. Any shares and other assets remaining in the suspense account following repayment of the LOAN in full shall be available for allocation and distribution as promptly as possible to participants (as defined in the ESOP) in accordance with Section 4.3 of the ESOP and applicable law. It is the intent of the parties that the ESOP be terminated and distributions made concurrently with the BKFC EFFECTIVE TIME to the extent possible.

         SECTION 6.13. 401(k) PLAN TERMINATION. FTFC and FSB shall take all steps necessary to terminate FTFC's 401(k) Plan before the BKFC EFFECTIVE TIME and to file an Application for Determination with the Internal Revenue Service (the "IRS") regarding tax qualification upon termination.

         SECTION 6.14. WITHDRAWAL FROM RETIREMENT FUND. At or before the BKFC EFFECTIVE TIME, FTFC and FSB shall take all steps necessary to withdraw from the Financial Institutions Retirement Fund (hereinafter referred to as the "RETIREMENT FUND"). Such withdrawal shall occur in accordance with the applicable provisions of Article XII of the Regulations governing the Comprehensive Retirement Program (hereinafter referred to as the "REGULATIONS"), pursuant to the provisions of Article XII, Section 1, Paragraph (6) of the REGULATIONS, applicable to a withdrawal without the establishment of a "successor plan." FTFC and FSB shall file all forms and documents necessary to carry out such withdrawal from the RETIREMENT FUND prior to the BKFC EFFECTIVE TIME, including, but not limited to, any filings required to be made with the sponsor of the RETIREMENT FUND and with the IRS.

         SECTION 6.15. ADVISORY BOARD. At or before the BKFC EFFECTIVE TIME, BKFC shall form an Advisory Board consisting of the current members of the Board of Directors of FTFC and the Vice President and Secretary of FTFC (hereinafter referred to as the "ADVISORY BOARD"). The ADVISORY BOARD shall advise BKFC after the BKFC EFFECTIVE TIME on issues affecting the merger of the businesses of FTFC with BKFC and on other matters related to the operation of the business of FTFC. The members of the ADVISORY BOARD shall serve for a two-year term and shall be paid a fee for services in the amount of $8,000 for each such year.

         SECTION 6.16. CONSULTING AGREEMENT. At or before the BKFC EFFECTIVE TIME, Larry N. Hatfield and J. Michael Lonnemann shall each enter into a two-year Consulting Agreement with BKFC in the form of the Consulting Agreement attached hereto as Exhibit F.

         SECTION 6.17 INDEMNIFICATION AND INSURANCE. (a) Indemnification. For a period of three years after the BKFC EFFECTIVE TIME, BKFC shall indemnify persons who served as directors and officers of FTFC on or before the BKFC EFFECTIVE TIME to the fullest extent permitted under the Articles of Incorporation and Bylaws of BKFC and applicable provisions of Kentucky law. Any such indemnification shall be made by BKFC only as authorized in a specific case upon a determination by BKFC's Board of Directors that the applicable standard of conduct under the Articles of Incorporation and Bylaws of BKFC and applicable provisions of Kentucky law has been met and that such indemnification is permissible under applicable law. As a condition to receiving such indemnification, the party claiming indemnification shall assign to BKFC, by separate writing, all right, title and interest in and to the proceeds of the claiming party's applicable insurance coverage, if any, including insurance maintained or provided by FTFC, FSB or BKFC, to the extent of such indemnity. No person shall be entitled to such indemnification who shall (a) fail to cooperate in the defense and investigation of any claims as to which indemnification may be made, (b) make, or who shall be a general partner, executive officer, director, trustee, beneficiary or person in control of any partnership, corporation, trust or other enterprise that shall make, any claim against FTFC, FSB, BKFC or the BANK or any stockholder, director, officer, employee, or agent of any thereof, in any action, suit or proceeding arising out of or in connection with this AGREEMENT, the transactions contemplated hereby or the conduct of the business of FTFC, FSB, BKFC or the BANK or (iii) fail to deliver such notices as may be required under any applicable directors and officers liability insurance policy to preserve any possible claims of which the claiming party is aware.

                  (b) Insurance. At or before the EFFECTIVE TIME, BKFC shall include the directors and executive officers of FTFC as persons covered under the current Directors and Officers' Liability Insurance Policy of BKFC.

         SECTION 6.18. DEFERRED COMPENSATION AGREEMENTS. BKFC and the BANK agree to honor the terms of the Deferred Compensation Agreements (hereinafter referred to as the "DEFERRED COMPENSATION AGREEMENTS") entered into by and between Larry Hatfield, J. Michael Lonnemann, Robert Grimm, Harold Luersen, Donald Beckmeyer and Steven McLane (hereinafter referred to collectively as the "DEFERRED COMPENSATION PARTICIPANTS") and FSB, dated November 1, 1992 and as amended on December 20, 1999.

         SECTION 6.19. EMPLOYMENT AGREEMENTS. At the BKFC EFFECTIVE TIME, Larry
N. Hatfield, J. Michael Lonnemann and Cynthia R. Towhey shall receive the payments and benefits due such individuals for termination in the event of a change of control of FTFC provided by the EMPLOYMENT AGREEMENTS.

         SECTION 6.20 EMPLOYEE BENEFIT PLANS. All employees of FTFC and FSB immediately prior to the BKFC EFFECTIVE TIME who are employed by BKFC or the BANK (hereinafter referred to collectively as the "EMPLOYERS") immediately following the BKFC EFFECTIVE TIME (hereinafter referred to as the "TRANSFERRED EMPLOYEES") will be covered by the EMPLOYERS' employee benefit plans (hereinafter referred to as the "EMPLOYEE BENEFIT PLANS") on substantially the same basis as any employee of the EMPLOYERS in a comparable position. Notwithstanding the foregoing, BKFC and the BANK may determine to continue any of the FTFC or FSB benefit plans for TRANSFERRED EMPLOYEES in lieu of offering participation in the EMPLOYEE BENEFIT PLANS providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of FTFC's or FSB's benefit plans, or to merge any such benefit plans with the EMPLOYEE BENEFIT PLANS, provided the result is the provision of benefits to TRANSFERRED EMPLOYEES that are substantially similar to the benefits provided to the EMPLOYERS' employees generally. Service to FTFC or FSB by a TRANSFERRED EMPLOYEE prior to the EFFECTIVE TIME shall be recognized as service to the EMPLOYERS for purposes of eligibility to participate under the EMPLOYERS' sick leave policies, paid vacation policies and medical, long-term disability and life insurance plans. BKFC and the BANK agree that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to TRANSFERRED EMPLOYEES or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by FTFC or FSB on the BKFC EFFECTIVE TIME and who then change coverage to the EMPLOYERS' medical or hospitalization indemnity health plan at the time such TRANSFERRED EMPLOYEES are first given the option to enroll. Nothing contained in this Section 6.20 shall prohibit the EMPLOYERS from modifying or terminating any of the EMPLOYEE BENEFIT PLANS after the BKFC EFFECTIVE TIME, nor shall anything contained in this Section 6.20 require the EMPLOYERS to continue the employment of any employee of FTFC or FSB after the BKFC EFFECTIVE TIME.



                                  ARTICLE SEVEN

                                 CLOSING MATTERS

         SECTION 7.01. CONDITIONS TO OBLIGATIONS OF BKFC, THE BANK, FTFC AND FSB. Notwithstanding any other provision of this AGREEMENT, the obligations of BKFC, the BANK, FTFC and FSB to effect the BKFC MERGER and the BANK MERGER shall be subject to the fulfillment of each of the following conditions:

                  (a) This AGREEMENT shall have been validly adopted by the affirmative vote of the holders of at least the number of outstanding FTFC shares required under Ohio law and the FTFC Articles of Incorporation to adopt such agreements;

                  (b) All permits, approvals, consents, authorizations, exemptions or waivers of any federal or state governmental body or agency necessary or appropriate for consummation of the BKFC MERGER and the BANK MERGER shall have been obtained;

                  (c) All waivers, consents and approval of every person, in addition to those required under subsections (a) and (b) of this Section 7.01, necessary or appropriate for the consummation of the BKFC MERGER and the BANK MERGER shall have been obtained;

                  (d) FTFC shall have received a written opinion of WEBB, dated the date of this AGREEMENT and the PROXY STATEMENT, to the effect that the EXCHANGE RATE is fair to the holders of the FTFC common shares from a financial point of view;

                  (e) There shall not be in effect an order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the BKFC MERGER or the BANK MERGER;

                  (f) There shall not be in effect any federal or state law, rule or regulation which prevents or materially delays consummation of the BKFC MERGER and the BANK MERGER;

                  (g) BKFC and FTFC shall have received an opinion of counsel to the effect that the BKFC MERGER, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of
                           Section 368(a) of the CODE; and

                  (h) The REGISTRATION STATEMENT (including any post-effective amendment thereto) shall be effective under the ACT and no proceeding shall be pending or, to the knowledge of BKFC, threatened by the SEC to suspend the effectiveness of the REGISTRATION STATEMENT.

         SECTION 7.02. CONDITIONS TO OBLIGATIONS OF BKFC AND THE BANK. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligations of BKFC and the BANK to effect the BKFC MERGER and the BANK MERGER shall also be subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of each of FTFC and FSB contained in Article Three of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the BKFC EFFECTIVE TIME as if made at and as of such time;

                  (b) Each of FTFC and FSB shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by it before or at the BKFC EFFECTIVE TIME;

                  (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties or business of FTFC and FSB, taken as a whole, after the date of this AGREEMENT, except changes resulting from action taken by FTFC or FSB pursuant to Section 5.03 of this AGREEMENT;

                  (d) The consolidated shareholders' equity of FTFC at the BKFC EFFECTIVE TIME and as calculated in accordance with generally accepted accounting principles shall not be less than $14,000,000, exclusive of up to $450,000 in expenses recognized by FTFC in connection with the BKFC MERGER and exclusive of reserves, accruals and charges taken or established by FTFC or FSB at the request of BKFC in accordance with Section
                           5.03 of this AGREEMENT;

                  (e) Neither FTFC nor FSB shall have incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

                  (f) The holders of not more than 5% of the FTFC common shares shall have delivered a written demand for appraisal of such shares in the manner provided in
                           Section 2.06 of this AGREEMENT;

                  (g) Each of FTFC and FSB shall have delivered to BKFC a certificate dated the BKFC EFFECTIVE TIME and signed by the President and Treasurer of FTFC and FSB to the effect set forth in subsections (a), (b), (c), (d),
                           (e) and (f) of this Section 7.02;

                  (h) Each of FTFC and FSB shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by, any federal or state governmental body or agency required to be obtained by it in connection with the BKFC MERGER or the BANK MERGER or the taking of any action contemplated hereby;

                  (i) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the BKFC MERGER or the BKFC MERGER or seeks to impose material limitations on the ability of BKFC to exercise full rights of ownership of the assets or business of FTFC or FSB;

                  (j) There shall not have been proposed, nor shall there be in effect, any federal or state law, rule, regulation, order or statement of policy that, in the reasonable judgment of BKFC, would: (i) prevent or delay the consummation of the BKFC MERGER or the BANK MERGER or interfere with the reasonable operation of the business of FTFC or FSB, (ii) materially adversely affect the ability of BKFC or the BANK to enjoy the economic or other benefits of the BKFC MERGER or the BANK MERGER; or (iii) impose any material adverse condition, limitation or requirement on BKFC or the BANK in connection with the BKFC MERGER or the BANK MERGER;

                  (k) BKFC shall have received the final written opinion of Crowe Chizek & Company, LLP, that the BKFC MERGER will qualify for the pooling of interests method of accounting;

                  (l) FTFC and FSB shall have obtained all consents to, or authorizations or approvals of, the transactions contemplated by this AGREEMENT of any party to any contract, obligation, lease or other agreement to which FTFC and FSB is a party and which requires such consent, authorization or approval;

                  (m) All of the holders of vested options granted under the STOCK OPTION PLANS shall have exercised such options in accordance with the terms thereof;

                  (n) Each holder of UNVESTED OPTIONS shall have executed and delivered a STOCK OPTION AWARD AGREEMENT to BKFC;

                  (o)      The ESOP shall have been terminated;

                  (p) The maximum aggregate amount payable by FTFC, FSB, BKFC or the BANK to the employees of FTFC or FSB in connection with the consummation of the transactions contemplated by this AGREEMENT pursuant to the EMPLOYMENT AGREEMENTS is $1,211,124;

                  (q) FSB and each DEFERRED COMPENSATION PARTICIPANT shall have executed and delivered to BKFC or the BANK an amendment to each of the DEFERRED COMPENSATION AGREEMENTS; and

                  (r) FTFC shall have signed such affidavits, receipts, certificates or other evidence required by Section 1701.79(f) of the Ohio Revised Code.

         SECTION 7.03. CONDITIONS TO OBLIGATIONS OF FTFC AND FSB. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligation of FTFC and FSB to effect the BKFC MERGER and the BANK MERGER shall also be subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of BKFC and the BANK contained in Article Four of this AGREEMENT shall be true in all material respects at and as of the date hereof and as of the BKFC EFFECTIVE TIME as if made at and as of such time, except to the extent that such representations and warranties are made as of a specific date;

                  (b) Each of BKFC and the BANK shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by them before or at the BKFC EFFECTIVE TIME;

                  (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of BKFC or the BANK after the date of this AGREEMENT;

                  (d) BKFC shall have delivered to FTFC a certificate dated the BKFC EFFECTIVE TIME and signed by the Chairman and the President of BKFC to the effect set forth in subsections (a), (b) and (c) of this Section 7.03;

                  (e) BKFC and the BANK shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by any federal or state governmental body or agency required to be obtained by it in connection with the BKFC MERGER and the BANK MERGER or the taking of any action contemplated thereby;

                  (f) Neither BKFC nor the BANK shall have incurred any damage, destruction or similar loss, not covered by insurance, materials affecting its business or properties; and

                  (g) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the BKFC MERGER or the BANK MERGER.



                                  ARTICLE EIGHT

                                   TERMINATION

         SECTION 8.01. TERMINATION. This AGREEMENT may be terminated at any time prior to the BKFC EFFECTIVE TIME, whether before or after approval by the shareholders of FTFC:

                  (a) By mutual consent of the Boards of Directors of FTFC, FSB, BKFC and the BANK; or

                  (b)      By the Board of Directors of FTFC or BKFC if:

                           (i)      The BKFC MERGER shall not have been
                                    consummated on or before September 30, 2000;
                                    or

                           (ii) Any event occurs which, in the reasonable opinion of either Board, would preclude satisfaction of any of the conditions set forth in Section 7.01 of this AGREEMENT; or

                  (c) By the Board of Directors of BKFC if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.02 of this AGREEMENT; or

                  (d) By the Board of Directors of FTFC if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.03 of this AGREEMENT.

         SECTION 8.02. WRITTEN NOTICE OF TERMINATION. In order to terminate this AGREEMENT pursuant to Section 8.01 of this AGREEMENT, the party so acting shall give written notice of such termination to the other party. This AGREEMENT shall terminate on the date such notice is given.

         SECTION 8.03. EFFECT OF TERMINATION. In the event of the termination of this AGREEMENT, the provisions of this AGREEMENT shall become void and have no effect; provided, however, that (a) the provisions set forth in Sections 6.06,
6.07 and 6.08 of this AGREEMENT shall survive such termination and shall remain in full force and effect and (b) a termination of this AGREEMENT shall not affect the liability of any party for an uncured and material breach of any term or condition of this AGREEMENT.

         SECTION 8.04. AMENDMENT. This AGREEMENT may only be amended by the unanimous consent of FTFC, FSB, BKFC and the BANK by action taken by their respective Boards of Directors, at any time before or after approval of this AGREEMENT by the shareholders of FTFC, but after such approval no amendment shall be made which materially and adversely affects the rights of such shareholders without the further approval of such shareholders. This AGREEMENT may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.05. WAIVER. Any term or provision of this AGREEMENT (other than the requirement for shareholder approval) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.



                                  ARTICLE NINE

                                  MISCELLANEOUS

         SECTION 9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants in this AGREEMENT shall expire on, and be terminated and extinguished at, the BKFC EFFECTIVE TIME, other than covenants which by their terms are to survive or be performed after the BKFC EFFECTIVE TIME; provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BKFC or the BANK (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BKFC or FTFC.

         SECTION 9.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If addressed to BKFC or the BANK:

                           Robert W. Zapp
                           President
                           The Bank of Kentucky Financial Corporation
                           1065 Burlington Pike
                           Florence, Kentucky  41042

                           with a copy to:

                           Wilbert L. Ziegler
                           Ziegler & Schneider, P.S.C.
                           541 Buttermilk Pike
                           Suite 500
                           Covington, Kentucky  41047

                  If addressed to FTFC or FSB:

                           Larry N. Hatfield
                           President
                           Fort Thomas Financial Corporation
                           25 North Fort Thomas Avenue
                           Fort Thomas, Kentucky  41075

                           With a copy to:

                           Kevin M. Houlihan
                           Elias, Matz, Tiernan & Herrick LLP
                           734 15th Street, N.W.
                           Washington, D.C.  20005

         SECTION 9.03. ENTIRE AGREEMENT. This AGREEMENT (including the exhibits, documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer any rights or remedies hereunder upon any person other than BKFC or FTFC; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio.

         SECTION 9.04. EXECUTION IN COUNTERPARTS. This AGREEMENT may be executed in two or more counterparts which together shall constitute a single AGREEMENT.

         SECTION 9.05. HEADINGS. The headings of articles and sections herein are for convenience of reference only, do not constitute a part of this AGREEMENT and shall not be deemed to limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, BKFC, the BANK, FTFC and FSB have caused this AGREEMENT to be executed by their duly authorized officers as of the day and year first above written.

         Attest:                     The Bank of Kentucky Financial Corporation


                                     By /s/ Robert W. Zapp
                                        ---------------------------------------

         /s/ Robert Fulkerson           its President and CEO
         ------------------------       ---------------------------------------


         Attest:                     The Bank of Kentucky, Inc.


                                     By /s/ Robert W. Zapp
                                        ---------------------------------------

         /s/ Robert Fulkerson           its President and CEO
         ------------------------       ---------------------------------------


         Attest:                     Fort Thomas Financial Corporation


                                     By /s/ Larry N. Hatfield
                                        ---------------------------------------

         /S/J. Michael Lonnemann        its President
         ------------------------       ---------------------------------------


         Attest:                        Fort Thomas Savings Bank, FSB


                                     By /s/ Larry N. Hatfield
                                        ---------------------------------------

         /s/ J. Michael Lonnemann       its President
         ------------------------       ---------------------------------------

                                 ACKNOWLEDGMENT

STATE OF KENTUCKY    )
                     )   SS:
COUNTY OF CAMPBELL   )

         BE IT REMEMBERED that on this 21st day of December, 1999, personally came before me, a Notary Public in and for the State and County aforesaid, Robert W. Zapp, President of The Bank of Kentucky Financial Corporation, a savings and loan holding company incorporated under the laws of Kentucky, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of December, 1999.

                                       /s/ Peggy Talbot
                                       -----------------------------------------
                                       Notary Public


         BE IT REMEMBERED that on this 21st day of December, 1999, personally came before me, a Notary Public in and for the State and County aforesaid, Robert W. Zapp, President of The Bank of Kentucky, Inc., a state bank incorporated under the laws of Kentucky, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of December, 1999.

                                       /s/ Peggy Talbot
                                       -----------------------------------------
                                       Notary Public


         BE IT REMEMBERED that on this 21st day of December, 1999, personally came before me, a Notary Public in and for the State and County aforesaid, Larry
N. Hatfield, President of Fort Thomas Financial Corporation, a savings and loan holding company incorporated under the laws of Ohio, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of December, 1999.

                                       /s/ Peggy Talbot
                                       -----------------------------------------
                                       Notary Public

         BE IT REMEMBERED that on this 21st day of December, 1999, personally came before me, a Notary Public in and for the State and County aforesaid, Larry
N. Hatfield, President of Fort Thomas Savings Bank, FSB, a federal savings bank incorporated under the laws of the United States of America, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of December, 1999.

                                       /s/ Peggy Talbot
                                       -----------------------------------------
                                       Notary Public